As filed with the Securities and Exchange Commission on July 31, 2001
                                                Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        NEW YORK COMMUNITY BANCORP, INC.
   (exact name of registrant as specified in its certificate of incorporation)

        DELAWARE                                          06-1377322
(state or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                               615 MERRICK AVENUE
                            WESTBURY, NEW YORK 11590
                                 (516) 683-4100
                   (Address, including zip code, and telephone
    number, including area code, of registrant's principal executive offices)

                         RICHMOND COUNTY FINANCIAL CORP.
                        1998 STOCK-BASED INCENTIVE PLAN1

                         RICHMOND COUNTY FINANCIAL CORP.
                            STOCK COMPENSATION PLAN1

                            BAYONNE BANCSHARES, INC.,
                              AMENDED AND RESTATED
                             1995 STOCK OPTION PLAN
                (AS ASSUMED BY RICHMOND COUNTY FINANCIAL CORP.)1

                    SOUTH JERSEY FINANCIAL CORPORATION, INC.
                             2000 STOCK OPTION PLAN
                (AS ASSUMED BY RICHMOND COUNTY FINANCIAL CORP.)1

                           (Full Titles of the Plans)
                       ----------------------------------
JOSEPH R. FICALORA                                 COPIES TO:
CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER    ERIC S. KRACOV, ESQ.
NEW YORK COMMUNITY BANCORP, INC.                   MULDOON MURPHY & FAUCETTE LLP
615 MERRICK AVENUE                                 5101 WISCONSIN AVENUE, N.W.
WESTBURY, NEW YORK 11590                           WASHINGTON, DC 20016
(516) 683-4100                                     (202) 363-0840
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As
              soon as practicable after this Registration Statement
                               becomes effective.

 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
                      1933, check the following box. / X /

======================================================================================================
   Title of each Class of       Amount to be    Proposed Purchase   Estimated Aggregate  Registration
Securities to be Registered     Registered(2)   Price Per Share       Offering Price         Fee
------------------------------------------------------------------------------------------------------
      Common Stock                2,614,174         $16.26             $42,506,469
     $.01 Par Value               Shares (3)         (4)
------------------------------------------------------------------------------------------------------
      Common Stock                  489,358         $23.15             $11,328,638
     $.01 Par Value               Shares (5)         (6)
------------------------------------------------------------------------------------------------------
      Common Stock                   22,532         $4.14
     $.01 Par Value               Shares (7)         (8)                   $93,282
------------------------------------------------------------------------------------------------------
      Common Stock                 165,822          $13.92
     $.01 Par Value               Shares (9)         (10)               $2,308,242         $14,060
======================================================================================================

(1)  New York Community Bancorp, Inc. (the "Company" or "NYCB"), is offering shares of its common stock pursuant to these plans because, in the merger of Richmond County Financial Corp.  ("RCF") into
     NYCB, NYCB succeeded to RCF's obligations under these plans.

(2)  Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Richmond County Financial Corp. 1998
     Stock-Based Incentive Plan (the "RCF Incentive Plan"), the Richmond County Financial Corp. Stock
     Compensation Plan (the "RCF Stock Compensation Plan"), the Amended and Restated Bayonne Bancshares,
     Inc. 1995 Stock Option Plan as assumed by Richmond County Financial Corp. (the "Bayonne Option Plan")
     and the South Jersey Financial Corporation, Inc. 2000 Stock Option Plan as assumed by Richmond County
     Financial Corp. (the "South Jersey Option Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of NYCB pursuant to 17 C.F.R. Section 230.416(a).

(3) Represents the total number of shares of NYCB common stock currently reserved or available for issuance upon the exercise of stock options granted or to be granted under the RCF Incentive Plan, adjusted to reflect the exchange ratio of 1.02 shares of NYCB common stock for each share of RCF common stock.

(4) Represents the weighted average price determined by the adjusted average exercise price of $15.88 per share, at which options for 2,611,553 shares have been granted to date under the RCF Incentive Plan, and the average of the high and low prices of $ 39.97 per share, as reported on the Nasdaq National Market on July 24, 2001, for 2,621 shares for which options have not yet been granted under the RCF Incentive Plan, calculated pursuant to 17 C.F.R. Section 457.

(5) Represents the total number of shares of NYCB common stock currently reserved or available for issuance upon the exercise of stock options granted or to be granted under the RCF Stock Compensation Plan, adjusted to reflect the exchange ratio of 1.02 shares of NYCB common stock for each share of RCF common stock.

(6) Represents the weighted average price determined by the adjusted average exercise price of $15.81 per share, at which options for 340,632 shares have been granted to date under the RCF Stock Compensation Plan, and the average of the high and low prices of $39.97 per share, as reported on the Nasdaq National Market on July 24, 2001, for 148,726 shares for which options have not yet been granted under the RCF Stock Compensation Plan, calculated pursuant to 17 C.F.R. Section 457.

(7) Represents the total number of shares currently available for issuance upon the exercise of stock options granted under the Bayonne Option Plan, as adjusted to reflect the exchange ratio of 1.02 shares of NYCB common stock for each share of RCF common stock.

(8) Represents the adjusted average exercise price of $4.14 per share for the outstanding options granted under the Bayonne Option Plan, pursuant to 17 C.F.R. Section 457.

(9) Represents the total number of shares currently available for issuance upon the exercise of stock options granted under the South Jersey Option Plan, as adjusted to reflect the exchange ratio of 1.02 shares of NYCB common stock for each share of RCF common stock.

(10) Represents the adjusted average exercise price of $ 13.92 per share for the outstanding options granted under the South Jersey Option Plan, pursuant to 17 C.F.R. Section 457.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SECTION 230.462.

Number of Pages 75
Exhibit Index begins on Page 11


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



NEW YORK COMMUNITY BANCORP, INC.

PART I     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. In connection with the merger of Richmond County Financial Corp. ("RCF") into New York Community Bancorp, Inc. (the "Company" or "NYCB") effective July 31, 2001, NYCB succeeded to RCF's obligations under the Richmond County Financial Corp. 1998 Stock-Based Incentive Plan (the "RCF Incentive Plan"), the Richmond County Financial Corp. Stock Compensation Plan (the "RCF Stock Compensation Plan"), the Amended and Restated Bayonne Bancshares, Inc. 1995 Stock Option Plan, as assumed by Richmond County Financial Corp. (the "Bayonne Option Plan"), and the South Jersey Financial Corporation, Inc. 2000 Stock Option Plan, as assumed by Richmond County Financial Corp. (the "South Jersey Option Plan") (collectively, the "Plans"). In connection with its assumption of the Plans, NYCB is offering shares of its common stock pursuant to the Plans. The documents containing the information for the Plans required by
Part I of the Registration Statement will be sent or given to the participants in the Plans as specified by Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424, in reliance on Rule 428.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed or to be filed with the SEC are incorporated by reference in this Registration Statement:

      (a) The Annual Report on Form 10-K filed by the Company for the fiscal year ended December 31, 2000, filed with the SEC (File No. 0-22278) on March 31, 2001, which includes the consolidated statements of financial condition of New York Community Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income and comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 2000, together with the related notes and the report of KPMG LLP, independent certified public accountants.

      (b) The Quarterly Report on Form 10-Q (File No. 0-22278) filed by the Company for the fiscal quarter ended March 31, 2001, filed with the SEC on May 11, 2001.

      (c) The Current Reports on Form 8-K (File No. 0-22278) filed by the Company with the SEC on February 12, 2001 and March 28, 2001.

      (d) The description of the Registrant's Common Stock contained in the Registrant's Form 8-A (File No. 0-22278), filed by the Company with the SEC on August 19, 1993, and including any amendment or report filed with the SEC for the purpose of updating this description.

      (e) All documents  filed by the Registrant  pursuant to Sections 13(a) and
(c),  14 or 15(d)  of the  Securities  Exchange  Act of 1934,  as  amended  (the
"Exchange Act") after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold.

       ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR

SUPERSEDES SUCH STATEMENT. ANY SUCH STATEMENT SO MODIFIED OR SUPERSEDED SHALL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

      The common stock to be offered pursuant to the Plans has been registered pursuant to Section 12 of the Exchange Act. Accordingly, a description of the common stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

      The validity of the Common Stock offered hereby has been passed upon by Muldoon Murphy & Faucette LLP, Washington, DC, for the Registrant.

ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Any such  indemnification  and  advancement  of  expenses  provided  under
Section 145 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      The Registrant has also entered into employment agreements with certain executive officers, which agreements require that the Registrant maintain a directors' and officers' liability policy for the benefit of such officers and that the Registrant will indemnify such officers and their heirs to the fullest extent permitted by law.

      In addition, pursuant to the Merger Agreement, the Company has agreed that, following the effective time of the Merger, the Registrant will indemnify and hold harmless each director and officer of RCF or any of its subsidiaries, with respect to matters existing or occurring at or prior to the effective time of the Merger, whether asserted or claimed prior to, at or after the effective time. The Registrant has also agreed in the Merger Agreement to maintain, for a period of six years following the effective time of the Merger, the directors' and officers' liability insurance coverage maintained by RCF (or substantially equivalent coverage under substitute policies) with respect to any claims arising out of any actions or omissions occurring at or prior to the effective time of the Merger; provided, however, that NYCB is not required to expend more than 200% of the amount expended by RCF for such coverage prior to the effective time of the Merger.

      In  accordance  with the DGCL (being  Chapter 1 of Title 8 of the Delaware
Code), Articles 10 and 11 of the Registrant's Certificate of Incorporation provide as follows:

      TENTH:

            A. Each  person  who was or is made a party or is  threatened  to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the
      Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter and "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

            C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

             D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

            E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or Subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

      ELEVENTH:

      A. Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders;
      (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.   LIST OF EXHIBITS

      The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

      5 Opinion of Muldoon Murphy & Faucette LLP, Washington, DC, as to the legality of the Common Stock registered hereby.

      10.1     Richmond County Financial Corp. 1998 Stock-Based Incentive Plan.

      10.2     Richmond County Financial Corp. Stock Compensation Plan.

      10.3 Bayonne Bancshares, Inc. 1995 Stock Option Plan, as assumed by Richmond County Financial Corp.

      10.4 South Jersey Financial Corporation, Inc. 2000 Stock Option Plan, as assumed by Richmond County Financial Corp.

      10.5 Form of New York Community Bancorp, Inc. Stock Option Assumption Agreement.

      23.1 Consent of Muldoon Murphy & Faucette LLP (contained in the opinion included as Exhibit 5).

      23.2     Consent of KPMG LLP.

      24       Power of Attorney is located on the signature pages.


ITEM 9.   UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

                  (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) Include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

            (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the Offering.

      (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's or the Plan's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, New York Community Bancorp, Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westbury, State of New York, on July 24, 2001.

                           NEW YORK COMMUNITY BANCORP, INC.



                           By: /s/ Joseph R. Ficalora
                               ------------------------------------------------
                               Joseph R. Ficalora
                               Chairman, President and Chief Executive
                               Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Ficalora) constitutes and appoints Joseph R. Ficalora, and Mr. Ficalora constitutes and appoints Michael J. Lincks, as the true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Name                      Title                                 Date
    ----                      -----                                 ----


/s/ Joseph R. Ficalora        Chairman, President and             July 24, 2001
----------------------------  Chief Executive Officer
Joseph R. Ficalora            (principal executive officer)


/s/ Michael J. Lincks         Executive Vice President and        July 24, 2001
----------------------------  Corporate Secretary
Michael J. Lincks


/s/ Robert Wann               Senior Vice President, Comptroller  July 24, 2001
----------------------------  and Chief Financial Officer
Robert Wann                   (principal accounting and financial
                              officer)

/s/ Donald M. Blake           Director                            July 24, 2001
----------------------------
Donald M. Blake


/s/ Dominick Ciampa           Director                            July 24, 2001
----------------------------
Dominick Ciampa


/s/ Henry E. Froebel          Director                            July 24, 2001
----------------------------
Henry E. Froebel


/s/ Msgr. Thomas J. Hartman   Director                            July 24, 2001
----------------------------
Msgr. Thomas J. Hartman


/s/ Max L. Kupferberg         Director                            July 24, 2001
----------------------------
Max L. Kupferberg


/s/ Michael J. Levine         Director                            July 24, 2001
----------------------------
Michael J. Levine


/s/ Howard C. Miller          Director                            July 24, 2001
----------------------------
Howard C. Miller


/s/ Richard H. O'Neill        Director                            July 24, 2001
----------------------------
Richard H. O'Neill


/s/ John A. Pileski           Director                            July 24, 2001
----------------------------
John A. Pileski



/s/ Robert M. Sprotte         Director                            July 24, 2001
----------------------------
Robert M. Sprotte



                                  EXHIBIT INDEX
                                  -------------


                                                                                         Sequentially
                                                                                           Numbered
                                                                                            Page
Exhibit No.  Description                                Method of Filing                   Location
---------    ----------------------------------------   ------------------------------    ----------

    4        Stock Certificate of New York Community    Incorporated herein by                --
             Bancorp, Inc. (formerly Queens County      reference from Exhibit 4 of the
             Bancorp., Inc.)                            Registrant's Registration
                                                        Statement  on Form  S-1  (SEC  No.
                                                        33-66852),  as amended, filed with
                                                        the  SEC  on  July  30,  1993  and
                                                        declared  effective  on October 1,
                                                        1993.

    5        Opinion of Muldoon Murphy & Faucette LLP   Filed herewith.                       12

  10.1       Richmond County Financial Corp. 1998       Filed herewith.                       16
             Stock-Based Incentive Plan

  10.2       Richmond County Financial Corp. Stock      Filed herewith.                       32
             Option Compensation Plan

  10.3       Bayonne Bancshares, Inc. 1995 Stock        Filed herewith.                       46
             Option Plan (as assumed by Richmond
             County Financial Corp.)

  10.4       South Jersey Financial Corporation, Inc.   Filed herewith.                       56
             2000 Stock Option Plan (as assumed by
             Richmond County Financial Corp.)

  10.5       Form of New York Community Bancorp, Inc.   Filed herewith.                       67
             Stock Option Assumption Agreement

  23.1       Consent of Muldoon Murphy & Faucette LLP   Contained in Exhibit 5 hereof.

  23.2       Consent of KPMG LLP                        Filed herewith.                       72

   24        Power of Attorney                          Located on the signature page.        --

